                                                                    EXHIBIT 99.2

                               [ENGAGE LETTERHEAD]



                                                                 October 7, 2002

Dear Engage Stockholder:

         On October 4, 2002, Engage adopted a Stockholder Rights Plan designed to prevent an acquiror from gaining control of Engage without offering a fair price to all of Engage's stockholders. Under the terms of the Stockholder Rights Plan, the Board of Directors has declared a distribution of Preferred Stock Purchase Rights, payable to holders of record of Engage Common Stock on October 7, 2002. The attached "Summary of Rights to Purchase Preferred Stock" will provide you with the relevant information regarding these Rights, and we urge you to read it carefully. Until the Distribution Date described in the attached Summary, the Rights will be evidenced by the certificates for shares of your outstanding Common Stock. You will not now be receiving any further evidence of the Rights.

         The Stockholder Rights Plan is intended to protect your interests in the event you or Engage are confronted with coercive or unfair takeover practices. The Stockholder Rights Plan contains provisions to safeguard you in the event of an unsolicited offer to acquire Engage including offers that do not treat all stockholders equally, the acquisition in the open market or otherwise of shares constituting control without offering fair value to all stockholders, and other abusive takeover practices which the Board believes are not in the best interests of Engage's stockholders. These practices can be used to unfairly pressure stockholders to accept an inadequate takeover proposal or to prevent the Board of Directors from developing alternatives to such a proposal.

         The Stockholder Rights Plan is not intended to prevent a takeover of Engage on terms that are favorable and fair to all stockholders and will not do so. The Stockholder Rights Plan is designed to deal with the very serious problem of unilateral actions by hostile acquirors which are calculated to deprive Engage's Board of Directors and its stockholders of their ability to determine the destiny of Engage without paying or offering to pay fair value to all stockholders. However, the mere declaration of the rights dividend should not affect any prospective offeror willing to make an all-cash offer at a full and fair price or to negotiate with the Board, and it certainly will not interfere with a merger or other business combination transaction approved by the Board.

         The Stockholder Rights Plan was not adopted in response to any current effort to acquire control of Engage. The Stockholder Rights Plan has been adopted in order to strengthen the ability of the Board to protect your interests.

         Issuance of the Rights does not in any way weaken Engage's financial strength or interfere with its business plans. The issuance of the Rights will not dilute reported earnings per share, is not taxable to Engage or to you under U.S. law, and will not change the way in which you can currently trade your shares of Engage Common Stock. The Rights will be exercisable only if certain events occur. You are not required to take any action in connection with the adoption of the Stockholder Rights Plan. However, we ask that you keep the attached Summary with your Engage Common Stock certificates.

         We believe that substantial long-term value will be realized by Engage, and we are working hard to achieve that value. In adopting the Stockholder Rights Plan, we have expressed our determination that you, our stockholders, be given every opportunity to participate fully in that value.

                                       For the Board of Directors,

                                       Very truly yours,

                                       /s/ John D. Barone

                                       John Barone
                                       President and Chief Operating Officer

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

         On October 4, 2002, the Board of Directors of Engage, Inc. (the "Company") declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of the Company's common stock, $0.01 par value (the "Common Stock") to stockholders of record at the close of business on October 7, 2002 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.01 par value per share (the "Preferred Stock"), at a purchase price of $1.25 in cash (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Stockholder Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate certificates for Rights will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of more than 15% or more of the outstanding shares of the Company's Common Stock (the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that may result in a person or group beneficially owning 15% or more of the outstanding shares of the Company's Common Stock.

         Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 4, 2012, unless earlier redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (other than to any Acquiring Person or any associate or affiliate of an Acquiring Person) and, thereafter, such separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board and except in connection with shares of Common Stock issued upon the exercise of employee stock options, issuances under other employee stock benefit plans or upon the conversion of convertible securities issued after the Distribution Date, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event any Person becomes an Acquiring Person, also known as a "Section 11(a)(ii) Event", each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock at the date of the occurrence of the event. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void.

         In the event that, at any time following a Section 11(a)(ii) Event, (i) the Company is acquired in a merger or other business combination transaction or
(ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

         At any time after the occurrence of a Section 11(a)(ii) Event, the Board may exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one Common Stock Equivalent (as defined in the Rights Agreement), per Right (subject to adjustment).

         The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandths of a share of Preferred Stock) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         In general, the Company may redeem the Rights in whole, but not in part, at any time before a Section 11(a)(ii) Event, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 per Right redemption price. The redemption price is payable in cash, stock or other consideration deemed appropriate by the Board.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         Subject to certain exceptions, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to such time as the Rights are no longer redeemable.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.